UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 13, 2011

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                      Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:                                                                                                                                (262) 638-4000

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2011, Twin Disc, Incorporated ("Twin Disc") entered into an Amended and Restated Loan Agreement (the "Loan Agreement") with M&I Marshall & Ilsley Bank ("M&I").

Pursuant to the Loan Agreement, Twin Disc may, from time to time, enter into revolving credit loans in amounts not to exceed, in the aggregate, M&I’s revolving credit commitment of $40,000,000.  Outstanding revolving credit loans will bear interest at LIBOR, plus an “Add-On” between 1.5% and 2.5% depending on Twin Disc’s total funded debt to EBITDA ratio (as defined in the Loan Agreement). In addition to principal and interest payments, Twin Disc will be responsible for paying quarterly commitment fees on the unused revolving credit commitment of between .25% and .375%, depending on Twin Disc’s total funded debt to EBITDA ratio.  Twin Disc has the option of making additional prepayments subject to certain limitations.

The Loan Agreement includes financial covenants regarding minimum net worth, minimum EBITDA for the most recent four fiscal quarters of $11,000,000, and a maximum total funded debt to EBITDA ratio of 3.0:1. The Loan Agreement also includes certain restrictive covenants that limit, among other things, certain investments, acquisitions and indebtedness.  The Loan Agreement provides that it shall automatically include any covenants or events of default not previously included in the Loan Agreement to the extent such covenants or events of default are granted to any other lender of an amount in excess of $1,000,000.  Following an event of default, M&I may accelerate all amounts outstanding under any revolving credit notes or the Loan Agreement.  The Loan Agreement is scheduled to expire on May 31, 2015.

A copy of the Loan Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of the Loan Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under
an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Loan Agreement for $40,000,000 Revolving Credit dated May 13, 2011.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 18, 2011	Twin Disc, Inc.

_/s/ THOMAS E. VALENTYN
Thomas E. Valentyn
General Counsel & Secretary